Exhibit 3.1

SECOND AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION

OF

INOVALON HOLDINGS, INC.

Inovalon Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:  That the name of the Corporation is Inovalon Holdings, Inc.

SECOND: That the Corporation’s original Certificate of Incorporation and the Amended and Restated Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on September 11, 2014 and September 19, 2014, respectively.

THIRD: That the Corporation’s Amended and Restated Certificate of Incorporation was amended by the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on January 16, 2015.

FOURTH:  That the Board of Directors of the Corporation has duly adopted resolutions proposing to restate and further amend the Amended and Restated Certificate of Incorporation, as heretofore amended, and that said restatement and amendment was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and that said restatement and amendment was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.  This Second Amended and Restated Certificate of Incorporation restates and further amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended.

FIFTH:  That the text of the Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, as of February 5, 2015.

INOVALON HOLDINGS, INC.

By:	/s/ Shauna L. Vernal
Name:	Shauna L. Vernal
Title:	Secretary

EXHIBIT A

ARTICLE I.

The name of the Corporation is Inovalon Holdings, Inc.

ARTICLE II.

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle 19801.  The name of the Corporation’s registered agent at this address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV.

A.                                    Classes of Stock.  The total number of shares of all classes of stock that the Corporation is authorized to issue is 1,900,000,000, consisting of:

1.                                      750,000,000 shares of Class A common stock, with a par value of $0.000005 per share (the “Class A Common Stock”);

2.                                      150,000,000 shares of Class B common stock, with a par value of $0.000005 per share (the “Class B Common Stock”);

3.                                      900,000,000 shares of Common Stock, with a par value of $0.000005 per share (the “Common Stock”); and

4.                                      100,000,000 shares of preferred stock, with a par value of $0.0001 per share (the “Preferred Stock”).

B.                                    Rights of Preferred Stock.  The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (this certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each of the series, and to fix the designation, powers, preferences, and rights of the shares of each of the series and any qualifications, limitations or restrictions thereof.

C.                                    Vote to Increase or Decrease Authorized Shares.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any the holders is required pursuant to the terms of any Preferred Stock Designation.

D.                                    Rights of Class A Common Stock and Class B Common Stock.  The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of the Class A Common Stock and Class B Common Stock are as follows:

1.                                      Voting Rights.

(a)                                 General Right to Vote Together; Exception.  Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders; provided, however, that subject to the terms of any Preferred Stock Designation, the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242 (b)(2) of the General Corporation Law.

(b)                                 Votes Per Share.  Except as otherwise expressly provided herein or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote for each share, and each holder of Class B Common Stock shall be entitled ten (10) votes for each share.

2.                                      Identical Rights.  Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

(a)                                 Dividends and Distributions.  Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, that in the event a Distribution is paid in the form of Class A Common Stock or Class B Common Stock (or Rights to acquire the stock), then holders of Class A Common Stock shall receive Class A Common Stock (or Rights to acquire the stock, as the case may be) and holders of Class B Common Stock shall receive Class B Common Stock (or Rights to acquire the stock, as the case may be).

(b)                                 Subdivision or Combination.  If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each class is approved by the

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(c)                                  Equal Treatment in a Change of Control or Any Merger Transaction.  In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

3.                                      Final Conversion of Class A Common Stock and Class B Common Stock.  On the Final Conversion Date, each one (1) issued share of Class A Common Stock and each one (1) issued share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Common Stock.  Following the conversion, the reissuance of all shares of Class A Common Stock and Class B Common Stock shall be prohibited, and the shares shall be retired and cancelled in accordance with Section 243 of the General Corporation Law and the filing with the Delaware Secretary required thereby, and upon the retirement and cancellation, all references to the Class A Common Stock and Class B Common Stock in the Restated Certificate shall be eliminated.

4.                                      Voluntary and Automatic Conversion of Class B Common Stock.

The provisions set forth in this Article IV, Section D.4 will become effective only following an IPO.

(a)                                 Voluntary Conversion.  Each one (1) share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(b)                                 Automatic Conversion.  Each one (1) share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock upon the earlier of:

(i)                                     the date specified by affirmative vote of the holders of at least sixty-six and two-thirds percent (66- 2/3%) of the outstanding shares of Class B Common Stock, voting as a single class; and

(ii)                                  a Transfer of the share; provided that no automatic conversion shall occur in the case of a Transfer by a Class B Stockholder to a person or entity who is a Class B Stockholder at the time of the Transfer or, for tax or estate planning purposes, to any of the persons or entities listed in clauses (A) through (F) below (another Class B Stockholder or any of the persons or entities listed in clauses (A) through (F) below being referred to as a “Permitted Transferee”) and from any Permitted Transferee back to the Class B Stockholder and/or any other Permitted Transferee established by or for the Class B Stockholder:

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

(A)                               a trust for the benefit of the Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the trust; provided the Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in the trust) to the Class B Stockholder and, provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the trust, each share of Class B Common Stock then held by the trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(B)                               a trust under the terms of which the Class B Stockholder has retained a “qualified interest” within the meaning of §2702(b) (1) of the Internal Revenue Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the trust, each share of Class B Common Stock then held by the trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(C)                               an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which the Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in the account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the account, plan or trust, each share of Class B Common Stock then held by the trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(D)                               a corporation in which the Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the corporation, each share of Class B Common Stock then held by the corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(E)                                a partnership in which the Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns partnership interests with

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the partnership, each share of Class B Common Stock then held by the partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(F)                                 a limited liability company in which the Class B Stockholder directly, or indirectly through one or more Permitted Transferees, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by the limited liability company, each share of Class B Common Stock then held by the limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(c)                                  Conversion Upon Death.  Each share of Class B Common Stock held of record by someone who is a natural person, other than a natural person who held the share as of the Effective Time, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death of such person.

(d)                                 Procedures.  The Corporation may, from time to time, establish the policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred.  A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(e)                                  Immediate Effect.  In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Article IV, Section D.4 and upon the conversion of any then-outstanding Class A Common Stock and Class B Common Stock into Common Stock upon the Final Conversion Date, the conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred (in the case of a conversion of Class B Common Stock to Class A Common Stock) or immediately upon the Final Conversion Date (in the case of the conversion of Class A Common Stock and Class B Common Stock into Common Stock).  Upon any conversion of Class B Common Stock to Class A

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

Common Stock, all rights of the holder of shares of Class B Common Stock that are so converted shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock.  Upon conversion of Class A Common Stock or Class B Common Stock into Common Stock on the Final Conversion Date, all rights of holders of shares of Class A Common Stock and Class B Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of the shares of Common Stock.  Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Article IV, Section D.4 shall be retired and may not be reissued.

(f)                                   Reservation of Stock.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, the number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.  The Corporation shall further at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Class A Common Stock and Class B Common Stock into Common Stock upon the Final Conversion Date or otherwise in accordance herewith, the number of shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class A Common Stock.

E.                                    Rights of Common Stock.  Except as otherwise provided herein or required by law, each holder of Common Stock shall be entitled to one (1) vote for each share on any matter that is submitted to a vote of stockholders and shall otherwise have the rights conferred by applicable law in respect of the shares.  No shares of Common Stock shall be issued prior to the Final Conversion Date, unless the issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, Class A Common Stock and Class B Common Stock, each voting separately as a class, in which event the holders of shares of Common Stock shall have rights equivalent to those provided to the holders of Class A Common Stock.

F.                                     No Further Issuances.  Except for the issuance of Class B Common Stock issuable upon exercise of Rights outstanding at the time of the IPO or a dividend payable in accordance with Article IV, Section D.2(a), the Corporation shall not at any time after the IPO issue any additional shares of Class B Common Stock, unless the issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock. After the Final Conversion Date, the Corporation shall not issue any additional shares of Class A Common Stock or Class B Common Stock.

ARTICLE V.

The following terms, where capitalized in this Restated Certificate, shall have the meanings ascribed to them in this Article V:

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

“Change of Control Share Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power (assuming the Class A Common Stock and Class B Common Stock each have one (1) vote per share) of the Corporation before the issuance to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Exchange Act (or any successor provision) that immediately prior to the transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the Corporation (assuming the Class A Common Stock and Class B Common Stock each have one (1) vote per share), such that, immediately following the transaction or series of related transactions, the person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation (assuming the Class A Common Stock and Class B Common Stock each have one (1) vote per share).

“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Corporation’s Board of Directors, so long as no foreclosure occurs in respect of any lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for this purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after the merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as the stockholders owned the voting securities of the Corporation immediately prior to the transaction; (iii) the recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after the recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction own voting securities of the Corporation, the

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as the stockholders owned the voting securities of the Corporation immediately prior to the transaction; and (iv) any Change of Control Share Issuance.

“Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock at the Effective Time and (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time.

“Compensatory Plan” means any plan, contract, or arrangement which provides for the sale, grant, or other issuance of equity securities of the Corporation to any employee, director, or consultant of the Corporation or any direct or indirect subsidiary of the Corporation.

“Distribution” means (i) any dividend or distribution of cash, property or shares of the Corporation’s capital stock; and (ii) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

“Effective Time” means the acceptance by the Secretary of State of the State of Delaware of the filing of this Restated Certificate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Conversion Date” means 5:00 p.m. in New York City, New York on the first Trading Day falling on or after the date on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate number of shares of the then outstanding Class A Common Stock and Class B Common Stock.

“IPO” means the Corporation’s first firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Class A Common Stock.

“Restated Certificate” shall mean this Second Amended and Restated Certificate of Incorporation of the Corporation.

“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

“Securities Exchange” means, at any time, the registered national securities exchange on which the Corporation’s equity securities are then principally listed or traded, which shall be either the New York Stock Exchange or NASDAQ Global Market (or similar national quotation system of the NASDAQ Stock Market) (“NASDAQ”) or any successor exchange of either the New York Stock Exchange or NASDAQ.

“Trading Day” means any day on which the Securities Exchange is open for trading.

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of the share or any legal or beneficial interest in the share, whether or not for value and whether voluntary or involuntary or by operation of law.  A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in the shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over the pledged shares; provided, however, that a foreclosure on these shares of Class B Common Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in the holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of the shares of Class B Common Stock.

“Voting Control” with respect to a share of Class B Common Stock means the exclusive power (whether directly or indirectly) to vote or direct the voting of the share of Class B Common Stock by proxy, voting agreement, or otherwise.

ARTICLE VI.

A.            Board Power.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred by statute, by this Restated Certificate or by the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all the powers and do all the acts and things as may be exercised or done by the Corporation.

B.            Board Size.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors (the “Whole Board”) shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

C.            Classified Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, immediately following the Final Conversion Date, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board of Directors may assign members of the Board of Directors in office immediately prior to the Classified Board becoming effective to the several classes of the Classified Board, which assignments shall become effective at the same time the Classified

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by a majority of the Board of Directors, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the date on which the Classified Board becomes effective, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the date on which the Classified Board becomes effective, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the date on which the Classified Board becomes effective. At each annual meeting of stockholders following the date on which the Classified Board becomes effective, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

D.            Term and Removal. Each director shall hold office until the director’s successor is elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Bylaws of the Corporation or in accordance with applicable law. Subject to the rights of the holders of any series of Preferred Stock with respect to directors elected thereby, from and after the Final Conversion Date, no director may be removed except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class. No decrease in the number of directors constituting the Whole Board shall shorten the term of any incumbent director.

E.            Board Vacancies. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, from and after the Final Conversion Date, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall (unless (a) the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the stockholders or (b) otherwise required by applicable law) be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been elected expires or until the director’s successor shall have been duly elected and qualified.

F.            Written Ballot.  Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII.

A.            Stockholder Action by Written Consent. Until the Final Conversion Date, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Effective from and after the Final Conversion Date, subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the stockholders.

B.            Special Meetings. Special meetings of the stockholders may be called only by (i) prior to the Final Conversion Date, at least fifty percent (50%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board; (iii) the chairperson of the Board of Directors; or (iv) the chief executive officer of the Corporation.

C.            Advance Notice of Stockholder Nominations. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII.

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Prior to the Final Conversion Date, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate (including any Preferred Stock issued pursuant to a Preferred Stock Designation), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require the affirmative vote of a majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the Final Conversion Date, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate (including any Preferred Stock issued pursuant to a Preferred Stock Designation), the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require the affirmative vote of the holders of at least two-thirds (2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IX.

A.            Director Exculpation.  To the fullest extent permitted by the General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law; or (d) for any transaction from which the director derived any improper personal benefit.  If the General Corporation Law is amended, after approval by the stockholders of this Article IX, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

B.            Indemnification.  The Corporation shall have the power to indemnify and advance expenses to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation, any predecessor of the Corporation or any subsidiary or affiliate of the Corporation, or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.  The Corporation shall indemnify and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation, any predecessor to the Corporation or any subsidiary or affiliate of the Corporation as and to the extent (and on the terms and subject to the conditions) set forth in the Bylaws of the Corporation or in any contract of indemnification entered into by the Corporation and any person.

C.            Vested Rights.  Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Restated Certificate inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article IX, would accrue or arise, prior to the amendment, repeal or adoption of an inconsistent provision.

ARTICLE X.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law, the Restated Certificate or the Bylaws of the Corporation; or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

Inovalon Holdings, Inc.

Second A&R Certificate of Incorporation

Exhibit A

ARTICLE XI.

The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of the Corporation required by applicable law or by this Restated Certificate, from and after the Final Conversion Date, any amendment to or repeal of this Article XI or Article VI, Article VII, Article VIII, Article IX or Article X of this Restated Certificate (or the adoption of any provision inconsistent therewith) shall require the affirmative vote of the holders of at least two-thirds (2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.